As filed with the Securities and Exchange Commission on December 2, 1998
                                            REGISTRATION  NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                         TRANSPORTATION COMPONENTS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                             76-0562800
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                                 THREE RIVERWAY
                                   SUITE 200
                              HOUSTON, TEXAS 77056
                                 (713) 332-2500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         TRANSPORTATION COMPONENTS, INC.
                         1998 LONG-TERM INCENTIVE PLAN;

                         TRANSPORTATION COMPONENTS, INC.
                    1998 NON-EMPLOYEE DIRECTORS' STOCK PLAN;
                                       AND
                  669,894 WARRANTS TO PURCHASE AN AGGREGATE OF
                         669,894 SHARES OF COMMON STOCK

                              (Full Title of Plans)

                                T. MICHAEL YOUNG
                             CHIEF EXECUTIVE OFFICER
                                 THREE RIVERWAY
                                    SUITE 200
                              HOUSTON, TEXAS 77056
                                 (713) 332-2500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:

            WILLIAM D. GUTERMUTH                   PAUL E. PRYZANT
         BRACEWELL & PATTERSON, L.L.P.       SENIOR VICE PRESIDENT, GENERAL
           SOUTH TOWER, PENNZOIL PLACE           COUNSEL AND SECRETARY
       711 LOUISIANA STREET, SUITE 2900        THREE RIVERWAY, SUITE 200
           HOUSTON, TEXAS 77002-2781                (713) 332-2500
              (713) 223-2900

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
                         CALCULATION OF REGISTRATION FEE
===========================================================================================

                                                             PROPOSED          AMOUNT OF
          TITLE OF                    AMOUNT TO         MAXIMUM AGGREGATE     REGISTRATION
 SECURITIES TO BE REGISTERED     BE REGISTERED(1)(2)    OFFERING PRICE(3)          FEE
-------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share ...........         2,909,173             $ 13,469,471         $ 3,745
Warrants ...................           669,894             $  3,101,610         $   862
       Total ...............         3,579,067             $ 16,571,081         $ 4,607
===========================================================================================

(1) Pursuant to Rule 457(h)(1), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Transportation Components, Inc. 1998 Long-Term Incentive Plan (the "Incentive Plan") and the Transportation Components, Inc. 1998 Non-Employee Directors' Stock Plan (the "Director Plan") (the Incentive Plan and Director Plan are collectively referred to herein as the "Plans").

(2) The amount of securities registered hereby may exceed 3,579,067 shares of Common Stock. The total number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock") subject to incentive awards under the Director Plan is 250,000, subject to adjustment from time to time as a result of certain anti-dilution provisions contained in such plan. The total number of shares of Common Stock subject to incentive awards under the Incentive Plan is the greater of (i) 2,500,000 or (ii) 15% of the total number of shares of Common Stock outstanding at the time an incentive award is granted. In addition, the number of shares issuable under the Incentive Plan is subject to adjustment from time to time as a result of certain anti-dilution provisions contained in such plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this Registration Statement is deemed to cover these adjustments in the total number of shares available under the Plans, which adjustments are indeterminate at this time.

(3) Pursuant to Rule 457(c), the registration fee for these shares is calculated based on the average of the high and low sales price per share of the Common Stock, as reported by the New York Stock Exchange on December 1, 1998.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

   Transportation Components, Inc., a Delaware corporation, ("the Company"), hereby incorporates by reference into this registration statement (the "Registration Statement"): (i) Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-50447); (ii) the description of the Company's Common Stock contained in the Company's Form 8-A, filed June 1, 1998; and (iii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, since June 19, 1998.

   All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   The Company will provide, without charge, to each participant in the Company's 1998 Long-Term Incentive Plan and 1998 Non-Employee Directors' Stock Plan, on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3. All such requests should be directed to Transportation Components, Three Riverway, Suite 200, Houston, TX 77056, Attention: General Counsel, phone number (713) 332-2500.

ITEM 4.     DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

   In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

   The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether an employee or agent (who is not then a director or officer of the corporation) seeking indemnification has met the required standard of conduct may be made by any person or persons having authority to act on the matter. The determination as to whether a director or officer seeking indemnification has met the required standard shall be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (or a committee thereof) (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

   The Company's Certificate of Incorporation requires the Company to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL. In addition, the Company maintains liability insurance for its directors and officers.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.     EXHIBITS.


  4.1 Transportation Components, Inc. 1998 Long-Term Incentive Plan (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-50447), filed April 17, 1998)

  4.2 Transportation Components, Inc. 1998 Non-Employee Director's Stock Plan (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-50447), filed April 17, 1998)

  4.3       Form of Warrant

  5.1       Opinion of Bracewell & Patterson, L.L.P.

  23.1      Consent of Arthur Andersen LLP

  23.2      Consent of Arthur Andersen LLP

  23.3      Consent of Ernst & Young LLP, Independent Auditors

  23.4      Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1)

  24.1      Power of Attorney (included on the signature page hereto)

ITEM 9.     UNDERTAKINGS.

   A.       UNDERTAKING TO UPDATE

            The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
            Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   B.       UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C.       UNDERTAKING WITH RESPECT TO INDEMNIFICATION

                  Insofar as indemnification for liabilities arising under the
            Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                           [SIGNATURE PAGE FOLLOWS]

                                  SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 2nd day of December, 1998.


                                       TRANSPORTATION COMPONENTS, INC.


                                       By: /s/ T. MICHAEL YOUNG
                                            T. Michael Young
                                            CHIEF EXECUTIVE OFFICER

   We, the undersigned directors and officers of Transportation Components, Inc., constitute and appoint T. Michael Young or Paul E. Pryzant, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 2, 1998.


                SIGNATURE                                   TITLE
                ---------                                   -----

         /s/ T. MICHAEL YOUNG                  Chairman of the Board and Chief
             T. Michael Young                  Executive Officer


    /s/ HUGH H. N. MCCONNELL,                  Jr.Chief Financial Officer and
        Hugh H. N. McConnell, Jr.              Director (Principal Accounting
                                               Officer)


         /s/ J. DAVID GOOCH                    Director
             J. David Gooch


     /s/ Louis J. Boggeman, Jr.                Director
         Louis J. Boggeman, Jr.

       /s/ HENRY B. COOK, JR.                  Director
           Henry B. Cook, Jr.


         /s/ Thomas A. Work                    Director
             Thomas A. Work


          /s/ PETER D. LUND                    Director
              Peter D. Lund


        /s/ EVERETT W. PETRY                   Director
            Everett W. Petry


      /s/ RODOLFO A. DUEMICHEN                 Director
          Rodolfo A. Duemichen


         /s/ RONALD G. SHORT                   Director
             Ronald G. Short


         /s/ MAURA L. BERNEY                   Director
             Maura L. Berney


          /s/ JOHN R. OREN                     Director
              John R. Oren


        /s/ Lawrence K. King                   Director
            Lawrence K. King



          /s/ I. T. Corley                     Director
              I. T. Corley

                                  EXHIBIT INDEX


                                                                    SEQUENTIALLY
 EXHIBIT                                                              NUMBERED
 NUMBER                          DESCRIPTION                            PAGE
---------                       -------------                      -------------

   4.1 Transportation Components, Inc. 1998 Long-Term Incentive Plan (incorporated by reference to the Company's Registration Statement on Form S-1
          (File No. 333-50447), filed
          April 17, 1998)..........................................

   4.2    Transportation Components, Inc. 1998 Non-Employee
          Directors' Stock Plan (incorporated
          by reference to the Company's Registration Statement on
          Form S-1 (File
          No. 333-50447), filed April 17, 1998)....................

   4.3    Form of Warrant..........................................

   5.1    Opinion of Bracewell & Patterson, L.L.P. ................

  23.1    Consent of Arthur Andersen LLP...........................

  23.2    Consent of Arthur Andersen LLP...........................

  23.3    Consent of Ernst & Young LLP, Independent Auditors.......

  23.4    Consent of Bracewell & Patterson, L.L.P. (included in
          Exhibit 5.1).............................................

  24.1    Power of Attorney (included on the signature page hereto)